UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012 (April 25, 2012)

The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 287-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Warnaco Group, Inc. (the “Registrant”) and Frank Tworecke, the Registrant’s Group President - Sportswear Group, entered into an agreement, dated as of April 25, 2012 (the “Tworecke Agreement”), whereby Mr. Tworecke will retire as Group President - Sportswear Group of the Registrant effective July 1, 2012, continuing as an employee and special advisor through December 31, 2012.  Through December 31, 2012, Mr. Tworecke will continue to receive his current base salary and benefits but he has waived his rights to any fiscal 2012 bonus, equity award and, except as otherwise described below, any supplemental award.

Subject to execution of a release of claims following the termination of his employment on December 31, 2012 and his compliance with the Tworecke Agreement (including the restrictive covenants described below), Mr. Tworecke will be entitled to (i) a fully-vested supplemental award with a value of $159,250 (50% of which will consist of shares of the Registrant, with the remainder consisting of a credit to a deferred compensation account); (ii) severance payments in the amount of $2,095,000 (payable in 2013); (iii) reimbursement of certain housing expenses; and (iv) reimbursement of Mr. Tworecke’s COBRA premiums for continued participation in the Registrant’s medical and dental plans until the earlier of 18 months from the date of termination or the date he obtains coverage from a subsequent employer (collectively, the “Severance Entitlements”).  If prior to December 31, 2012, Mr. Tworecke voluntarily terminates his employment or his employment is terminated for Cause (as such term is used in the Tworecke Agreement), he will not be entitled to any Severance Entitlements.

Mr. Tworecke has waived his right to resign for Good Reason (as such term is used in the Tworecke Agreement) under his current employment agreement as well as any severance entitlements under his employment agreement with the following exceptions.  If Mr. Tworecke dies prior to July 1, 2012, his estate will receive the payments under his employment agreement for such an event and will not be entitled to the Severance Entitlements.  In addition, if there is a Change in Control (as such term is used in the Tworecke Agreement) of the Registrant prior to December 31, 2012 and the Registrant provides Mr. Tworecke with written notice after such Change in Control, but before December 31, 2012, that it is terminating his employment without Cause, Mr. Tworecke will not receive the Severance Entitlements and instead will receive the payments for such a termination under his employment agreement.

Under the Tworecke Agreement, Mr. Tworecke is bound by a perpetual confidentiality covenant, a 12-month post-termination non-compete and an 18-month post-termination non-solicit/no hire of employees and an 18-month post-termination non-solicit of customers.

The summary of the Tworecke Agreement above is qualified in its entirety by reference to the Tworecke Agreement, which is attached hereto as Exhibit 10.1, and incorporated by reference in its entirety herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Retirement Agreement, dated as of April 25, 2012, by and between The Warnaco Group, Inc. and Frank Tworecke.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.
Date: May 1, 2012	By:	/s/ Lawrence R. Rutkowski
		Name:	Lawrence R. Rutkowski
		Title:	Executive Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Document

10.1	Retirement Agreement, dated as of April 25, 2012, by and between The Warnaco Group, Inc. and Frank Tworecke.